UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2025

Commission file number 001-39531

PROCESSA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	45-1539785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076
(Address of Principal Executive Offices, Including Zip Code)

(443) 776-3133
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock: Par value $.0001	PCSA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2025, Processa Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a healthcare focused institutional investor pursuant to which the Company agreed to sell and issue, in a reasonable best efforts registered public offering (the “Offering”), (i) 1,030,972 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) Series A Warrants to purchase up to 8,050,672 shares of common stock (the “Series A Warrants”), (iii) Series B Warrants to Purchase up to 4,025,336 Shares of Common Stock (the “Series B Warrants”), and (iv) Pre-Funded Warrants to purchase up to 7,019,700 shares of common stock in lieu of shares of common stock (the “Pre-Funded Warrants”). The Company’s Chief Executive Officer, certain board members, and existing institutional investors of the Company also participated in the Offering.

The Series A warrants will have an exercise price of $0.65 per share, will be exercisable beginning on the effective date of stockholder approval and will expire five years from the date of stockholder approval. The Series B warrants will have an exercise price of $0.65 per share, will be exercisable beginning on the effective date of stockholder approval and will expire eighteen months from the date of stockholder approval. The Shares were offered at a combined purchase price per share (and accompanying warrants) of $0.615 for the institutional investors and $0.7975 for the Company’s Chief Executive Officer and certain board members.

A.G.P./Alliance Global Partners (the “Placement Agent”) acted as the Company’s exclusive placement agent in the Offering. The Company has agreed to pay the Placement Agent a cash fee equal to 6.5% of the gross proceeds raised in the Offering (other than proceeds received from the Company’s current directors and officers and any issuer-directed investors, in which case the cash fee shall be 4.0% of the gross proceeds). The Company has also agreed to pay the Placement Agent a non-accountable expense allowance of up to $20,000 and reimburse the placement agent for its legal fees and expenses in an amount of up to $75,000.

The Offering closed on January 29, 2025. The gross proceeds to the Company from the Offering were approximately $5.0 million (excluding any proceeds that may be received upon the exercise of Series A Warrants and Series B Warrants), before deducting the Placement Agent fees and other Offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for general corporate purposes. The Securities Purchase Agreement provides that, subject to certain exceptions, the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of sixty (60) days and will not directly or indirectly offer to sell, sell, grant any option to sell or otherwise dispose of shares of its Common Stock or any securities convertible into, exercisable or exchangeable for its shares of Common Stock in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, for a period of six (6) months after the Closing Date of the Offering, provided that the foregoing shall not apply, following the sixty (60) day anniversary of the Closing Date, to the “at-the-market” offering in which the Placement Agent is the sales agent, pursuant to the Sales Agreement dated May 21, 2024 by and between the Company and the Placement Agent.

The securities were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-283986) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective on January 27, 2025.

The foregoing summaries of the terms of the Securities Purchase Agreement, Placement Agency Agreement, Series A Warrants, Series B Warrants and Pre-Funded Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2, 4.1, 4.2, and 4.3, respectively, and are incorporated herein by reference. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Item 7.01 Regulation FD Disclosure.

On January 27, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

On January 30, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
4.1	Form of Series A Common Warrant
4.2	Form of Series B Common Warrant
4.3	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement, dated January 27, 2025, by and between Processa Pharmaceuticals, Inc. and each of the Purchasers (as defined therein).
10.2	Placement Agency Agreement, dated January 27, 2025, by and between Processa Pharmaceuticals, Inc. and A.G.P.
99.1	Press release by Processa Pharmaceuticals, dated January 27, 2025.
99.2	Press release by Processa Pharmaceuticals, dated January 30, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on January 30, 2025.

PROCESSA PHARMACEUTICALS, INC.
Registrant

By:	/s/ George Ng
George Ng
Chief Executive Officer